Exhibit 99.B11b





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement.
                              ARTHUR ANDERSEN LLP




Houston, Texas
April 27, 2001